Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cornerstone Realty Income Trust, Inc. of our report dated January 24, 1997, included in the 1996 Annual Report to Shareholders of Cornerstone Realty Income Trust, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-19187) of Cornerstone Realty Trust, Inc. and in the related Prospectus of our report dated January 24, 1997, with respect to the financial statements of Cornerstone Realty Trust, Inc. incorporated by reference, and our report with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

Our audits also included the financial statement schedule of Cornerstone Realty Trust, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                      /s/ Ernst & Young LLP
                                                      ----------------------
                                                      Ernst & Young LLP
Richmond, Virginia
March 28, 1997